As filed with the Securities and Exchange Commission on June 16, 2021
Registration No. 333-233810

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
Registration Statement
Under
the Securities Act of 1933

ENVISTA HOLDINGS CORPORATION
(Exact Name of Registrant As Specified In Its Charter)

Delaware		83-2206728
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

200 S. Kraemer Blvd., Building E		92821-6208
Brea,	California
(Address of Principal Executive Offices)		(Zip Code)
Envista Holdings Corporation Union Savings Plan
(Full Title of the Plan)
Heather L. Turner
Vice President, Assistant General Counsel, Corporate Securities and Governance
Envista Holdings Corporation
200 S. Kramer Blvd., Building E, Brea, California 92821
(Name and address of agent for service)
(714) 817-7000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following Registration Statement on Form S-8 filed by Envista Holdings Corporation (the “Company”):

•    Registration Statement No. 333-233810, filed on September 17, 2019 (the "Registration Statement"), pertaining to the registration of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and an indeterminate amount of plan interests under the Envista Holdings Corporation Union Savings Plan (the “Predecessor Plan”).

Effective as of September 28, 2020, the Predecessor Plan was merged with and into the Envista Holdings Corporation Savings Plan (“ESP”), with ESP as the surviving plan (the “Merger”). In accordance with the undertaking contained in the Registration Statement (pursuant to Item 512(a)(3) of Regulation S-K), this Post-Effective Amendment No. 1 is being filed to deregister all shares of Common Stock registered on the Registration Statement in respect of the Predecessor Plan that remained unissued and unsold as of the effective date of the Merger, along with the associated plan interests. The Registration Statement also registered shares of Common Stock and an indeterminate amount of plan interests pursuant to the ESP, 20,656,197 shares of Common Stock to be issued pursuant to the Envista Holdings Corporation 2019 Omnibus Incentive Plan (the "Omnibus Incentive Plan") and 50,000 shares of Common Stock to be issued pursuant to the Envista Holdings Corporation Deferred Compensation Plan (the "DCP"). This Post-Effective Amendment No. 1 does not deregister the shares of Common Stock and associated plan interests registered under the ESP, the Omnibus Incentive Plan or the DCP.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brea, State of California, on June 10, 2021.

ENVISTA HOLDINGS CORPORATION

By:	/s/ Howard H. Yu
Howard H. Yu
Senior Vice President & Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ AMIR AGHDAEI Amir Aghdaei	President, Chief Executive Officer (Principal Executive Officer) and Director	June 10, 2021

/s/ HOWARD H. YU Howard H. Yu	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 10, 2021

/s/ KARI-LYN MOORE Kari-Lyn Moore	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 10, 2021

/s/ SCOTT HUENNEKENS Scott Huennekens	Chairman of the Board	June 10, 2021

/s/ WENDY CARRUTHERS Wendy Carruthers	Director	June 12, 2021

/s/ KIERAN T. GALLAHUE Kieran T. Gallahue	Director	June 10, 2021

/s/ VIVEK JAIN Vivek Jain	Director	June 16, 2021

/s/ DANIEL A. RASKAS Daniel A. Raskas	Director	June 11, 2021

/s/ GAYLE SHEPPARD Gayle Sheppard	Director	June 10, 2021

/s/ CHRISTINE TSINGOS Christine Tsingos	Director	June 10, 2021

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brea, State of California, on June 10, 2021.

Envista Holdings Corporation Savings Plan, as successor to the Envista Holdings Corporation Union Savings Plan

By:	/s/ Amanda Devery
Amanda Devery
Vice President of Total Rewards